EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                      BANDAG, INCORPORATED AND SUBSIDIARIES

                                                 Year Ended December 31
                                               1996         1995        1994
                                                (In thousands, except per
                                                       share data)

    Net earnings per Common and Common
      equivalent share:
      Weighted average number of
      shares of Common Stock, Class A
      Common Stock and Class B Common
      Stock outstanding                      23,641       25,303      26,689

    Additional shares assuming
      exercise of dilutive stock
      options - based on the treasury
      stock method  using average
      market price                              105          117         112
                                             ------       ------      ------
    AVERAGE NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES               23,746       25,420      26,801
                                             ======       ======      ======
    Net earnings                            $81,604      $97,027     $93,994
                                             ======       ======      ======
    Net earnings per Common and Common
      equivalent share                        $3.44        $3.82       $3.51
                                             ======       ======      ======
    Net earnings per Common share -
    assuming full dilution:
      Average shares outstanding             23,641       25,303      26,689

      Additional shares assuming
      exercise of dilutive stock
      options - based on the treasury
      stock method using the year-end
      price if higher than the average
      market price                              105          117         119
                                            -------      -------     -------

      FULLY DILUTED AVERAGE NUMBER
       OF COMMON AND COMMON
       EQUIVALENT SHARES                     23,746       25,420      26,808
                                            =======      =======     =======

    Net earnings                            $81,604      $97,027     $93,994
                                            =======      =======     =======



    Net earnings per Common and
      Common equivalent share                 $3.44        $3.82       $3.51
                                             ======       ======      ======